EXHIBIT 99.1

A10 Networks, Inc. Reports First Quarter 2016 Results
SAN JOSE, Calif., April 28, 2016 -- A10 Networks, Inc. (NYSE: ATEN), a leader in application networking and security, today announced financial results for its first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

•	Revenue of $53.8 million, up 22 percent year-over-year

•	Record enterprise revenue of $32.2 million, increased 29 percent year-over-year

•	Strong product revenue of $36.4 million, up 19 percent year-over-year

•	Record total deferred revenue of $74.8 million, increased 25% year-over-year

•	Cash and marketable securities increased to $107.5 million, up from $85.6 million at March 31, 2015

“The first quarter was a strong start to the year as we continued to build on our solid momentum,” said Lee Chen, president and chief executive officer of A10 Networks. “Our high-end security product portfolio and cloud-based solutions continue to gain traction with customers and partners and this is contributing to our success in growing the business. Additionally, with our continued topline growth and disciplined approach to managing costs, we improved our bottom line by 55% year-over-year and generated strong cash flow from operations. We are pleased with our execution and strong first quarter results and are encouraged by our progress as we enter the second quarter.”

Total revenue for the first quarter grew to $53.8 million, up 22 percent when compared with $44.0 million in the first quarter of 2015. On a GAAP basis, A10 Networks reported a net loss for the first quarter 2016 of $9.5 million, or $0.15 per share, compared with a net loss of $13.7 million, or $0.22 per share, in the first quarter of 2015. Non-GAAP net loss for the first quarter of 2016 was $4.1 million, or $0.06 per share, compared with a non-GAAP net loss of $9.1 million, or $0.15 per share, in the first quarter of 2015.

A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

Prepared Materials and Conference Call Information

A10 Networks has made available a presentation with management’s prepared remarks on its first quarter 2016 financial results. These materials are accessible from the “Investors” section of A10 Networks website at investors.a10networks.com.

A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its first quarter 2016 results and outlook for its second quarter of 2016. Open to the public, investors may access the call by dialing +1-844-792-3728 or +1-412-317-5105. A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available one hour after the call, will run for five business days, and may be accessed by dialing +1-877-344-7529 or +1-412-317-0088 and entering the passcode 10083179. The press release and supplemental financials will be accessible from A10 Networks website prior to the commencement of the conference call.

Forward-Looking Statements

This press release contains “forward-looking statements,” including statements regarding our ability to continue to gain traction with customers and partners and our ability to execute on our growth strategy. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the ability of our sales team to execute well, our ability to shorten our close cycles, the ability of our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, and litigation risks and costs.

More information about potential factors that could affect the company's business and financial results is included in our annual and quarterly reports on file with the SEC. These filings are available on the SEC's website at https://www.sec.gov/and the company’s website.

All forward-looking statements in this press release are based on information available to the company as of the date hereof. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.

A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation and (ii) amounts paid in settlement of litigation, and other legal expenses associated with these settlements.

We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks

A10 Networks (NYSE: ATEN) is a leader in application networking and security, providing a range of high-performance application networking solutions that help organizations ensure that their data center applications and networks remain highly available, accelerated and secure. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit a10networks.com and @A10Networks

The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are property of their respective owners.

Investor Contact:
The Blueshirt Group
Maria Riley, 415-217-7722
investors@a10networks.com

or

Media Contact:
A10 Networks
Karen Richardson, 408-592-4663
karenr@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue:
Products	$36,374	$30,516
Services	17,430	13,501
Total revenue	53,804	44,017
Cost of revenue:
Products	8,698	7,063
Services	4,529	3,723
Total cost of revenue	13,227	10,786
Gross profit	40,577	33,231
Operating expenses:
Sales and marketing	26,768	24,522
Research and development	14,777	14,309
General and administrative	6,661	7,527
Litigation and settlement expense	1,791	445
Total operating expenses	49,997	46,803
Loss from operations	(9,420)	(13,572)
Other income (expense), net:
Interest expense	(126)	(127)
Interest income and other income (expense), net	215	27
Total other income (expense), net	89	(100)
Loss before provision for income taxes	(9,331)	(13,672)
Provision for income taxes	204	62
Net loss	$(9,535)	$(13,734)
Net loss per share:
Basic and diluted	$(0.15)	$(0.22)
Weighted-average shares used in computing net loss per share:
Basic and diluted	64,309	61,485

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
GAAP net loss	$(9,535)	$(13,734)
Stock-based compensation	4,612	$4,633
Litigation and settlement expense	836	—
Non-GAAP net loss	$(4,087)	$(9,101)
Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.15)
Weighted average shares used in computing net loss per share, basic and diluted	64,309	61,485

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$38,196	$98,117
Marketable securities	69,278	—
Accounts receivable, net of allowances	41,941	57,778
Inventory	17,173	18,291
Prepaid expenses and other current assets	6,423	5,064
Total current assets	173,011	179,250
Property and equipment, net	8,641	8,903
Other non-current assets	4,119	4,398
Total Assets	$185,771	$192,551
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,562	$10,508
Accrued liabilities	24,442	27,757
Deferred revenue, current	50,718	49,572
Total current liabilities	84,722	87,837
Deferred revenue, non-current	24,125	23,232
Other non-current liabilities	1,285	1,414
Total Liabilities	110,132	112,483
Stockholders’ Equity
Common stock and additional paid-in capital	306,937	301,887
Accumulated other comprehensive income	56	—
Accumulated deficit	(231,354)	(221,819)
Total Stockholders' Equity	75,639	80,068
Total Liabilities And Stockholders' Equity	$185,771	$192,551

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(9,535)	$(13,734)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,906	2,489
Stock-based compensation	4,612	4,633
Other non cash items	276	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	15,641	1,311
Inventory	772	185
Prepaid expenses and other assets	(1,167)	709
Accounts payable	(824)	(987)
Accrued liabilities	(3,351)	(2,544)
Deferred revenue	2,039	2,438
Other	69	3
Net cash provided by (used in) operating activities	10,438	(5,498)
Cash flows from investing activities:
Purchases of marketable securities	(69,530)	—
Proceeds from sales of marketable securities	214	—
Purchases of property and equipment	(1,388)	(901)
Net cash used in investing activities	(70,704)	(901)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee equity incentive plans, net of repurchases	370	64
Other	(25)	—
Net cash provided by financing activities	345	64
Net decrease in cash and cash equivalents	(59,921)	(6,335)
Cash and cash equivalents—beginning of period	98,117	91,905
Cash and cash equivalents—end of period	$38,196	$85,570